Investor Presentation November 2017

2 Forward-Looking Statements / Disclaimers The information contained in this presentation has been prepared to assist you in making your own evaluation of the company and does not purport to contain all of the information you may consider important. Any estimates or projections with respect to future performance have been provided to assist you in your evaluation but should not be relied upon as an accurate representation of future results. Certain statements, estimates and ﬁnancial information contained in this presentation constitute forward-‐looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual events or results to diﬀer materially from the results implied or expressed in such forward-‐looking statements. While presented with numerical speciﬁcity, certain forward-looking statements are based (1) upon assumptions that are inherently subject to signiﬁcant business, economic, regulatory, environmental, seasonal and competitive uncertainties, contingencies and risks including, without limitation, our ability to maintain adequate liquidity, to realize the potential benefit of our net operating loss tax carryforwards, to obtain sufficient debt and equity ﬁnancings, our capital costs, well production performance, and operating costs, anticipated commodity pricing, diﬀerentials or crack spreads, anticipated or projected pricing information related to oil, NGLs, and natural gas, realize the potential benefits of our supply and offtake agreements, assumptions inherent in a sum-of- the-parts valuation of our business, our ability to realize the benefit of our investment in Laramie Energy, LLC, assumptions related to our investment in Laramie Energy, LLC, including completion activity and projected capital contributions, Laramie Energy, LLC’s financial and operational performance and plans for 2017, the potential uplift of an MLP, our ability to meet environmental and regulatory requirements, our ability to increase refinery throughput and profitability, our ability to evaluate and pursue strategic and growth opportunities, our estimates of 2017 on-island sales volumes, our estimates related to 2017 Adjusted EBITDA, estimates regarding our anticipated diesel hydrotreater project, including costs, timing, and benefits, anticipated retail store openings in 2018, anticipated 2019 throughput, production costs, and on-island sales expectations in Hawaii, anticipated 2019 throughput and distillate yield expectations in Wyoming, and certain other financial measures, our estimates related to the annual gross margin impact of changes in RINs prices, and other known and unknown risks (all of which are difficult to predict and many of which are beyond the company's control), some of which are further discussed in the company’s periodic and other filings with the SEC and (2) upon assumptions with respect to future business decisions that are subject to change. There can be no assurance that the results implied or expressed in such forward-looking statements or the underlying assumptions will be realized and that actual results of operations or future events will not be materially diﬀerent from the results implied or expressed in such forward-looking statements. Under no circumstances should the inclusion of the forward-looking statements be regarded as a representation, undertaking, warranty or prediction by the company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the company will achieve or is likely to achieve any particular results. The forward-looking statements are made as of the date hereof and the company disclaims any intent or obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Recipients are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. This presentation contains non-GAAP financial measures, such as Adjusted EBITDA, Adjusted Net Income (loss), Laramie Energy Adjusted EBITDAX, and PV10/PV20. Please see the Appendix for the definitions and reconciliations to GAAP of the non-GAAP financial measures that are based on reconcilable historical information. Cautionary Note Regarding Hydrocarbon Quantities The Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserve estimates. We have provided Laramie Energy, LLC (“Laramie”) internally generated estimates for proved and probable reserve estimates (collectively, “2P”) in this presentation in accordance with SEC guidelines and definitions. The 2P reserve estimates as of December 31, 2016 included in this presentation have been prepared by Laramie’s internal reserve engineers and have not been reviewed or audited by Laramie’s independent reserve engineers. Actual quantities that may be ultimately recovered from Laramie’s interests may differ substantially from the estimates in this presentation. Factors affecting ultimate recovery include the scope of Laramie’s ongoing drilling program, which is directly affected by commodity prices, the availability of capital, drilling and production costs, the availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors and recovery rates.

Our Business Platforms

Par Pacific

An Acquistion-Oriented Company

Refining



Hawaii Refinery
- 94,000 bpd 5.7 complexity refinery (1)
- 50% distillate yield configuration
- Crudes sourced globally

Wyoming Refinery
- 18,000 bpd 11.0 complexity refinery (1)
- 95% light products yield
- Tailored for Powder River Basin & Bakken crude

Logistics



Hawaii
- Storage capacity of 5.4 million barrels with 27 mile pipeline
- 3 barges deliver products to 8 refined product terminals

Wyoming
- 140 miles of crude oil gathering systems
- 40 miles of refined products pipeline
- Approximately 650 thousand barrels of storage capacity

Retail


HELE

Retail - Distributor and Marketer of Refined Products
- Gasoline and diesel marketed through 91 locations across Hawaii
- Exclusive provider of 76 branded outlets in Hawaii
- *Launched Hele*, a local brand, with 39 stores rebranded to date

Laramie Energy



Competitive Natural Gas Producer – Laramie Energy (2)
- Deep inventory of economic drilling locations
- Cash operating costs competitive with low cost basins in the U.S.
- Favorable exposure to improving NGL markets
- Access to takeaway capacity to multiple end markets

(1) *As measured by Nelson Complexity rating.*
(2) *Par Pacific owns 42.3% of Laramie Energy, LLC*

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4 Corporate Strategy Build Existing Businesses > Bolt-on acquisitions > Selective capital projects > Continuous business improvement Acquire Similar Businesses > Energy and infrastructure businesses Maintain Diverse Earnings Profile > Decrease commodity price volatility > Enhanced credit profile Leverage Tax Attributes Grow Adjusted EPS and Free Cash Flow

5 Financial Summary Enterprise Value (4) (1) See Appendix for Non-GAAP reconciliation. (2) Free Cash Flow is defined as cash provided by (used in) operations minus capital expenditures. See Appendix for Non-GAAP reconciliation. (3) Net debt to total capitalization is defined as (i) principal amount of debt minus cash (“Net debt”), divided by (ii) Net debt plus stockholder’s equity. (4) Closing stock price as of November 6, 2017. 45,778,788 shares of common stock outstanding; principal amount of debt & cash amounts in millions as of September 30, 2017. Net Debt to Total Cap (3) Strong free cash flow over last four quarters Adjusted EPS (1) Free Cash Flow $MM (2) LTM Adjusted EPS $1.48 LTM Free Cash Flow $97.4MM Long- term target of 30-35% Closing Share Price Shares Outstanding Market Capitalization Principal Amount of Debt Cash Net Debt Total Enterprise Value 45.8 $969 353 275 $1,244 (78) $21.16

6 Business Segment Profile ____________________ (1) Percentage of total segment Adjusted EBITDA excluding corporate and other. (2) Represents Par Pacific’s 42.3% share of Laramie Energy. Diversified downstream businesses Large unrestricted tax asset of $1.6 billion E&P diversification with 42.3% ownership of Laramie Energy Retail and logistics segments currently 39% of LTM Adjusted EBITDA(1) Investment Book Value ($MM) 2017 Exit Production (MMcfe/d) (2) $120 67-72

Hawaii Refinery

Par Pacific

Asset Highlights

- Largest and most complex refinery in Hawaii
- Distillate yield configured for Hawaii demand
  - $27MM diesel hydrotreater project anticipated to increase distillate production 5-7Mbpd; estimated completion 4Q 2019
- Asset location and configuration favorably positioned to benefit from commercial flexibility
- Anticipated ability to meet environmental and regulatory requirements without material capital expenditures



YTD 2017 Crude Sourcing



Asia
24%
North America
25%
23%
Africa
28%
Middle East

Product Yield



100%
80%
60%
40%
20%
2014
2015
2016
YTD 2017
Gasoline
Distillate
LSFO
HSFO
Other

Asset Detail

Refining Unit	Capacity (MBPD)
Crude Unit	94
Vacuum Distillation Unit	40
Hydrocracker	18
Catalytic Reformer	13
Visbreaker	11
Hydrogen Plant (MMCFD)	18
Naphtha Hydrotreater	13
Cogeneration Turbine Unit	20 MW

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8 Mid Pac acquisition increased on-island sales Improved mechanical reliability Hawaii Business Strategy At Acquisition – September 2013 60,000 BPD throughput 45,000 BPD on-island sales 35% fuel oil yield Middle East crude slate $5.00/bbl production cost As of 3Q 2017 74,000 BPD throughput 64,000 BPD on-island sales 16% fuel oil yield Balanced opportunistic crude slate $3.69/bbl production cost 2019 Goals 83,000 BPD throughput 70,000 BPD on-island sales 15% fuel oil yield $3.00/bbl production cost Reduce distillate imports Creative working capital solution Aggressive in-state commercial strategy Improve crude selection $27MM distillate hydrotreater project

9 Wyoming Refinery Refinery Operations YTD 2017 Yield Profile Refinery Asset Detail Refining Unit Capacity (MBPD) Crude Unit 18 Residual Fluid Catalytic Cracker 7 Catalytic Reformer 3 Alkylation 1 Naphtha Hydrotreater 3 Diesel Hydrotreater 6 Isomerization 4  18,000 bpd refinery in Newcastle, Wyoming  Complex refinery with a Nelson Complexity Index of 11.0  Completed isomerization project in the second half of 2016 to drive additional value  Flexible product yield  Attractive light products yield over 95% during 2017 YTD 2017 Crude Sourcing

10 Increased sales contracts Wyoming Business Strategy At Acquisition – July 2016 15,000 BPD throughput 41% distillate yield 2019 Goals Expanded commercial market Increased throughput 54+% distillate yield Added planning and economic group Upgrade diesel hydrotreater to increase distillate Out of market commercial strategy Review expanding crude supply reach Refined products transported by rail

Logistics Segment

12 Hawaii Assets Map Asset Highlights Hawaii Logistics  Integrated system enhances flexibility and profitability  Difficult to replicate asset base  Multiple advantages from single point mooring  Increased safety and flexibility  Enhanced distribution capability Latin America South America North America Middle East Africa Asia Logistics network represents a critical component of Hawaii operations Asset Detail Number of Terminals 8 Crude Storage Capacity (MMBbls) 2.4 Other Storage Capacity (MMBbls) 3.0 Number of Barges 3 Miles of Pipeline 27 Refinery Terminal Crude Inflows Crude Refined Products Outflows

13 Wyoming Logistics Logistics Assets Well-positioned to benefit from regional development ____________________ (1) Source: Baker Hughes North American Rig Count as of November 6, 2017.  140-mile crude oil pipeline gathering system providing direct access to Powder River Basin crude  40-mile products pipeline feeds into Magellan Products Line en route to Rapid City, South Dakota  Jet fuel terminal in Rapid City and pipeline connecting to the Ellsworth Air Force Base  650 Mbls of crude and refined product tankage with expansion opportunities identified  Truck racks and a loading facility at the refinery  9 rigs operating in the Powder River Basin as of November 6, 2017(1)

Retail Segment

15 Retail Highlights  Extensive footprint across five islands in Hawaii  Non-fuel sales up 4.5% on a same store, year- over-year basis during the third quarter of 2017  New store opening in 2018  Attractive fee owned real estate portfolio Retail Network High real estate cost, scarcity of land, and logistics complexity strengthen competitive position Location "76" Brand Hele Brand Unbranded Total Oahu 29 29 3 61 Big Island 6 6 0 12 Maui 3 4 0 7 Kauai 3 0 8 11 Total locations 41 39 11 91

Laramie Energy

17 Asset Highlights Laramie Energy ____________________ (1) Figures for 100% of Laramie Energy based upon 2017 and 2018 two rig staggered capital plan. (2) 2016 unit costs were $1.72/Mcfe.  6,500+ Mesa Verde drilling locations over 150,000 net acres, 81% held by production  More than 75% of existing gas production hedged through December 2018; more than 25% of existing propane production hedged through December 2017  Targeting EURs of 1.7 – 2.0 Bcfe with drilling and completion costs of approximately $0.9MM Unit Costs Reduction(2) 2017 Plans  Anticipated completions and production growth weighted to back half of 2017  Anticipated production growth range of 14% to 21% for 2017 exit vs. 2016 exit based upon staggered 2 rig program  Expect to fund outspend of hedged 2017 cash flow based on current strip prices with revolver capacity, while holding leverage profile at 3.0x debt / Adj. EBITDA through 2017 Self-funded two rig program positions Laramie for production growth Production Profile(1)

Appendix

19 Hawaii Market Fundamentals Hawaii Air Travel(3) ____________________ (1) Source: Department of Business, Economic Development and Tourism (“DBEDT”) as of May 2017; EIA data as of May 2017, including military demand per Par Pacific internal estimates. (2) Source: U.S. Department of Transportation . (3) Source: Number of visitors per DBEDT. Hawaii Refined Product Demand(1) Shortage of available distillate capacity in Hawaii Air travel to and from Hawaii projected to continue to grow Fuel oil utilized for ~70% of electricity generation (In Thousands) Hawaii Petroleum Use(1) MBbl/d Total Production Total Demand [CATEGORY NAME] Other Renewables Coal-Fired 69% 18% 13% 60 61 70 51 0 8 16 24 32 40 48 56 64 72 80 Other Products Distillate Growth Year Over Year Hawaii Miles Driven(2)

20 Mid Pacific Crack Spread and Crude Differential ____________________ (1) Company calculation based on a rolling five-year average for the 4-1-2-1 Mid Pacific Crack Spread plus Mid Pacific Crude Differential Mid Pacific Crude Differential is calculated as follows: Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude mix quality. Mid Pacific 4.1.2.1 Crack Spread is calculated as follows: Singapore Daily: computed by taking 1 part gasoline (RON 92), 2 parts middle distillates (Sing Jet & Sing Gasoil), and 1 part fuel oil (Sing 180) as created from four barrels of Brent Crude. San Francisco Daily: computed by taking 1 part gasoline (SF Reg Unl), 2 parts middle distillates (SF Jet 54 & SF ULSD), and 1 part fuel oil (SF 180 Waterborne) as created from four barrels of Brent Crude. Daily: computed using a weighted average of 80% Singapore and 20% San Francisco. Month (CMA): computed using all available pr icing days for each marker. Quarter/Year: computed using calendar day weighted CMAs for each marker. Mid Pacific Crude Blend 4-1-2-1 Mid Pacific Crack Spread 80% Singapore, 20% San Francisco Combined Mid Cycle(1) $8.35 $(2) $- $2 $4 $6 $8 $10 $12 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Mid Pacific 4.1.2.1 $8.22 $9.09 $9.76 $7.93 $6.50 $4.48 $3.96 $4.45 $7.00 $7.69 $8.35 9.94 Mid Pacific Crude Blend $2.06 2.42 1.30 0.56 1.75 2.10 2.04 2.42 1.48 $1.21 $0.61 0.33 Brent 76.95 55.04 63.52 51.20 44.70 35.18 46.98 47.01 51.21 54.62 50.93 52.14 Combined Mid Cycle 3-Yr $8.80 $8.80 $8.80 $8.80 $8.80 $8.80 $8.80 $8.80 $8.80 $8.80 $8.80 $8.80

21 Wyoming Crack Spread ____________________ (1) Company calculation based on a rolling three year, nine month average. Wyoming 3-2-1 Index is calculated as follows: Rapid City Daily: Computed by taking 2 parts gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Denver Daily: Computed by taking 2 parts gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado. Daily: computed using a weighted average of 50% Rapid City and 50% Denver. Mid Cycle(1) $20.00

22 RIN Price Sensitivity Source: 2016 Barclay's U.S. Independent Refiners RIN Report & Company data ____________________

23 Capital Expenditures Note: 2016 excludes the Hawaii turnaround, maintenance includes $6MM associated with completion of Wyoming Benzout project, contribution from Wyoming July 15, 2016 to December 31, 2016. ____________________

24 Corporate Structure Par Pacific Holdings, Inc. $210MM Revolver $149MM drawn $115.0 MM 5.00% Convertible Senior Notes due 6/15/2021 Laramie Energy, LLC (42.3% ownership)(1) (1) Recourse limited to pledge of equity interest of Par Piceance Energy Equity, LLC Par Piceance Energy Equity, LLC Par Wyoming Holdings, LLC $67.3 MM L+950 Term Loan due 7/14/2021 Par Hawaii Refining, LLC Inventory $27.9 MM 7% J. Aron Intermediation Forward Sale Agreement due 5/31/2021 As of September 30, 2017 Mid Pac Petroleum, LLC / HIE Retail, LLC $85.0 MM L+250 $5.0 MM L+250 Revolver Term Loan due 12/17/2020 due 12/17/2022 $0 drawn Hermes Consolidated, LLC d/b/a Wyoming Refining Company $48.8 MM L+300 $30.0 MM L+250 Revolver Term Loan due 6/30/2019 due 6/30/2019 $9.5 MM drawn ____________________

25 Laramie Energy Hedging Program Q4 2017 FY 2018 NYMEX Fixed Price Swap Hedged Volume (MMBtu/day) 90,550 85,090 Average Floor Price ($/MMBtu) $2.65 $2.67 NYMEX Collar Hedged Volume (MMBtu/day) 7,500 7,500 Collar ($/MMBtu) $2.92 - $3.25 $2.92 - $3.25 CIG Basis Swap Hedged Volume (MMBtu/day) 80,550 75,090 Average CIG Differential to NYMEX ($0.26) ($0.26) Northwest Rockies Pipeline Collar Hedged Volume (MMBtu/day) 10,000 2,500 Collar ($/MMBtu) $3.00 - $3.25 $3.00 - $3.25 NGL Hedges Propane (gal/day) 23,647 -- Propane ($/gal) $0.68 -- Isobutane (gal/day) 5,871 -- Isobutane ($/gal) $0.97 -- Normal butane (gal/day) 5,871 -- Normal butane ($/gal) $0.98 --

Laramie Energy Reserves

Par Pacific

Year End Reserves and PV10 Summary – 100% of Laramie Energy

SEC Price Deck and Parameters	Gas (BCF)	Oil (MMBBL)	NGL (MMBBL)	Total (BCFE)[1]	PV10 ($MM)	PV20 ($MM)
PDP	369	1	10	436	$253	$185
PDNP	8	0	0	10	$3	$1
PUD[4]	393	1	11	467	$82	$6
Total Proved (1P)	**770**	**2**	**21**	**913**	**$338**	**$192**

NYMEX Price Deck and Parameters	Gas (BCF)	Oil (MMBBL)	NGL (MMBBL)	Total (BCFE)[1]	PV10[2] ($MM)	PV20[2] ($MM)
PDP	392	1	10	462	$394	$292
PDNP	9	0	0	10	$5	$2
PUD[4]	424	1	12	502	$187	$69
Total Proved (1P)	**824**	**3**	**22**	**974**	**$586**	**$364**
Probable[5]	6,173	21	170	7,317	$1,674	$345
Total Proved + Probable (2P)	**6,997**	**24**	**192**	**8,292**	**$2,260**	**$709**

Pricing Summary

Average Price Received	YE16 SEC	YE16 NYMEX[6]
Oil Price ($/Bbl)	$38.75	$52.05
Gas Price ($/Mcf)	$2.41	$2.87
Natural Gas Liquids ($/Bbl)	$14.49	$19.10

Assumed Pricing	Gas Price ($/MMBTU)		Condensate ($/BBL)	
Average Annual Price	YE16 SEC[3]	YE16 NYMEX	YE16 SEC	YE16 NYMEX
2017	$2.29	$3.61	$42.75	$56.19
2018	$2.29	$3.14	$42.75	$56.59
2019	$2.29	$2.87	$42.75	$56.10
2020	$2.29	$2.88	$42.75	$56.05
Thereafter	$2.29	$2.90	$42.75	$56.21

Note: Par Pacific Holdings owns 42.3% of Laramie Energy, LLC
Reserves information based on audit by Netherland Sewell & Associates unless otherwise noted
(1) *NGLs and Oil converted to gas based on 6:1 ratio*
(2) *Based on NYMEX strip pricing as of December 31, 2016 held flat after five years also adjusted for NWROX basis of ($0.24). See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion.*
(3) *Based on North West Wyoming Pool SEC pricing as of December 31, 2016 adjusted for location basis of ($0.015). See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion.*
(4) *All PUD locations conform to SEC standards.*
(5) *Based on Laramie Energy, LLC internal reserves*
(6) *Proved reserves only*

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27 Laramie Key Statistics ____________________ (1) Laramie Debt is non-recourse to Par Pacific and solely guaranteed by a Par Pacific subsidiary that owns Laramie Energy units. (2) Preferred stock balance based on current Liquidation Preference amount. (3) Based on two rig staggered capital plan. (4) See Appendix for Non-GAAP reconciliation of Laramie Adjusted EBITDAX to the most directly comparable GAAP financial measure.

28 810415_1.wor - NY008HT3 MESA RIO BLANCO GARFIELD Collbranll rollb anllll rro lb anlo lb an De Beque que que que SiltiltilililttilililRiflelfRi lellffRiRi lelle New Castlelt Cas lelltt C Cas lelas le Battlement Mesal tt tle en esal l tt ttt tle en esal le en esa Palisadelialisadelilialisadelialisade CliftonftCli onftftCliCli onon Fruitvalei lr tF ui valei li lr tr tF ui valei lF ui vale Redlandsldlandslldlandsldlands Rangelylngelyllngelylngely Meekerreekerreekeeeke Fruitair tF ui aiir tr tF ui aiF ui a Laramie Energy Acreage 810415_1.w or - NY008HT3 Adams Elbert Lake Eagle Pitkin Weld Jackson Garfield Rio Blanco Costilla Las Animas Moffat Routt Lincoln Washington Kiowa BentOtero Pueblo Custer Huerfano Alamosa Rio Grande Hinsdale Ouray San Juan San Miguel La Plata Dolores Montezuma Montrose Delta Chaffee Gunnison Mesa Nebraskarrreb aska New Mexico i i ie exico i Wyomingiiiyo ingi Coloradol rll rrolo adol Utahtttah Denver Cheyenne Arapahoe Archuleta Baca Boulder Cheyenne Conejos Crowley El Paso Fremont Grand Kit Carson Larimer Logan Mineral Morgan Park Phill ips Prowers Saguache Sedgwick Teller Yuma Colorado All of Laramie's acreage is located in Rio Blanco, Garfield and Mesa Counties, Colorado  North Area - Rio Blanco County  Central Area - Garfield County  South Area - Collbran, Mesa County  Over 23,000 net mineral acres  Over 26,000 fee surface acres Laramie’s Core Acreage North Central South Lease Acreage: 70 70 Garfield Mesa Rio Blanco Net Co. Net Net Co. Net Net Co. Net % 2016 280 280 1,553 1,547 0 0 1.3% 2017 242 242 2,115 2,115 0 0 1.7% 2018 0 0 0 0 480 480 0.4% 2019 0 0 3 3 2,286 457 0.3% 2020 3,712 742 97 97 80 16 0.6% Totals 4,234 1,264 3,768 3,762 2,846 953 4.4% Acreage Expiration Summary

29 Laramie Energy Adjusted EBITDAX 2017 2016 Net income (loss) (1,838) 5,056 Commodity derivative (gains)/losses (945) (11,743) Losses on settled derivative instruments (1,413) (924) Interest expense 1,812 1,138 Non-cash preferred dividend 1,065 946 Depreciation, depletion, amortization, and accretion 12,630 13,865 Exploration and geological and geographical expense 90 29 Bonus (payment) accrual, net 799 663 Equity based compensation expense 1,669 1,604 Loss (gain) on disposal of assets 105 (375) Expired acreage (non-cash) 387 - Total adjusted EBITDAX $14,361 $10,259 Three months ended September 30, ($ in thousands)

30 Non-GAAP PV10 and PV20 Disclosure Non-GAAP PV10 and PV20 Disclosure PV10 and PV20 are considered non-GAAP financial measures under SEC regulations because they do not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. However, our PV10/PV20 and our standardized measure of discounted future net cash flows are equivalent as we do not project to be taxable or pay cash income taxes based on our available tax assets and additional tax assets generated in the development of reserves because the tax basis of our oil and gas properties and NOL carryforwards exceeds the amount of discounted future net earnings. PV10/PV20 should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. generally accepted accounting principles. We believe that PV10 and PV20 are important measures that can be used to evaluate the relative significance of our natural gas and oil properties to other companies and that PV10 and PV20 are widely used by securities analysts and investors when evaluating oil and gas companies. PV10 and PV20 computed on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes.

Non-GAAP Financial Measures

Par Pacific

Consolidated Adjusted EBITDA and Adjusted Net Income (Loss) Reconciliation (1)

($ in thousands, except per share data)

	2016			2017		
	Q2	Q3	Q4	Q1	Q2	Q3
Net income (loss)	$ (13,088)	$ (27,761)	$ 13,687	$ 27,786	$ 7,006	$ 18,824
Adjustments to Net income (loss):						
Inventory valuation adjustment	(1,059)	7,324	516	(8,792)	(2,620)	9,423
Unrealized loss (gain) on derivatives	(8,406)	1,117	(5,737)	(1,287)	4,399	(3,033)
Acquisition and integration expense	845	2,047	1,731	253	—	—
Increase in (release of) tax valuation allowance	(8,573)	—	—	—	—	—
Loss on termination of financing agreements	—	—	—	—	1,804	—
Change in value of common stock warrants	(1,176)	(657)	515	689	547	975
Change in value of contingent consideration	(3,552)	(1,025)	(17)	—	—	—
Severance costs	—	105	—	1,595	—	—
Adjusted Net Income (loss)	**(35,009)**	**(18,850)**	**10,695**	**20,244**	**11,136**	**26,189**
Depreciation, depletion and amortization	5,100	9,643	11,778	11,260	11,284	11,304
Interest expense and financing costs, net	6,106	11,232	6,555	8,942	9,139	7,419
Equity losses (earnings) from Laramie Energy, LLC	16,948	(3,659)	7,222	(8,746)	(2,352)	(553)
Income tax expense (benefit)	89	30	205	648	414	700
Adjusted EBITDA	**$ (6,766)**	**$ (1,604)**	**$ 36,455**	**$ 32,348**	**$ 29,621**	**$ 45,059**
Adjusted Net Income (loss)	**$ (35,009)**	**$ (18,850)**	**$ 10,695**	**$ 20,244**	**$ 11,136**	**$ 26,189**
Effect of convertible and participating securities	**—**	**—**	**(105)**	**2,291**	**(144)**	**2,234**
Numerator for diluted Adjusted Net Income (loss) per share	**$ (35,009)**	**$ (18,850)**	**$ 10,590**	**$ 22,535**	**$ 10,992**	**$ 28,423**
Diluted weighted-average shares outstanding	**41,015**	**41,580**	**45,426**	**51,865**	**45,564**	**51,992**
Adjusted Net Income (loss) per diluted share	**$ (0.85)**	**$ (0.45)**	**$ 0.23**	**$ 0.43**	**$ 0.24**	**$ 0.55**

(1) We believe Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Net Income (Loss) per diluted share are useful supplemental financial measures that allow investors to assess: (1) The financial performance of our assets without regard to financing methods, capital structure or historical cost basis. (2) The ability of our assets to generate cash to pay interest on our indebtedness, and (3) Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Net Income (Loss) per diluted share should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Net Income (Loss) per diluted share presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

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32 Non-GAAP Financial Measures Consolidated Adjusted EBITDA and Adjusted Net Income (Loss) Reconciliation (1) For the twelve months ended September 30, 2017 ($ in thousands, except per share data) _____________________________________________ (1) Refer to description of Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted Net Income (Loss) per diluted share on the previous slide. Net income $ 67,303 Adjustments to Net income: Inventory valuation adjustment (1,473) Unrealized gain on derivatives (5,658) Acquisition and integration expense 1,984 Loss on termination of financing agreements 1,804 Change in value of common stock warrants 2,726 Change in value of contingent consideration (17) Severance costs 1,595 Adjusted Net Income 68,264 Depreciation, depletion and amortization 45,626 Interest expense and financing costs, net 32,055 Equity losses (earnings) from Laramie Energy, LLC (4,429) Income tax expense 1,967 Adjusted EBITDA $ 143,483 Adjusted Net Income (loss) $ 68,264 Effect of convertible and participating securities (790) Numerator for diluted Adjusted Net Income (loss) per share $ 67,474 Diluted weighted-average shares outstanding 45,502 Adjusted Net Income (loss) per diluted share $ 1.48

33 Non-GAAP Financial Measures Consolidated Adjusted EBITDA by Segment Reconciliation (1) For the twelve months ended September 30, 2017 ($ in thousands) Refining Logistics Retail Corporate, Texadian and Other Operating income (loss) $ 89,817 $ 35,651 $ 25,651 $ (49,710) Adjustments to operating income (loss): Unrealized loss (gain) on derivatives (5,320) — — (338) Acquisition and integration expense — — — 1,984 Inventory valuation adjustment (1,473) — — — Depreciation, depletion and amortization 30,159 6,176 5,819 3,472 Severance costs 395 — — 1,200 Adjusted EBITDA $ 113,578 $ 41,827 $ 31,470 $ (43,392) _____________________________________________ (1) Adjusted EBITDA by segment is defined as operating income (loss) by segment excluding unrealized (gains) losses on derivatives, inventory valuation adjustment, acquisition and integration expense, severance costs, depreciation, depletion and amortization expense. We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA by segment presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

34 Non-GAAP Financial Measures Free Cash Flow (1) ($ in thousands) 2016 2017 Q2 Q3 Q4 Q1 Q2 Q3 Cash provided by (used in) operations $ (40,835) $ (12,442) $ 17,357 $ 24,995 $ 37,202 $ 43,259 Less: Capital Expenditures 7,215 7,585 5,557 7,579 4,198 8,111 Free Cash Flow $ (48,050) $ (20,027) $ 11,800 $ 17,416 $ 33,004 $ 35,148 _____________________________________________ (1) Free Cash Flow is defined as cash provided by (used in) operations less capital expenditures. We believe Free Cash Flow is a useful supplemental financial measure to evaluate our ability to generate cash to repay our indebtedness or make discretionary investments. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our financial performance and net cash provided by (used in) operations as a measure of our liquidity. Free Cash Flow presented by other companies may not be comparable to our presentation as other companies may define these terms differently.